                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

-------------------------------------------------------------------------------

Pricing Supplement No. 18                                  Trade Date: 05/13/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 05/16/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 14, 2002

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDQ4              $6,865,000.00              5.00%                  11/15/08                 100%

    Interest Payment
       Frequency                                       Subject to              Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption            (including the redemption price)
    ----------------        -----------------          ----------            --------------------------------
        11/15/02                   Yes                     Yes                        100% 05/15/03
     semi-annually                                                               semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                 Dealer              Other Terms
    ---------------           -------------           -----------                 ------              -----------
     $6,803,215.00             $61,785.00                $2.00              ABN AMRO Financial
                                                                             Services, Inc.